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                                                                     Exhibit 5.1


                     [LETTERHEAD OF MORRISON & FOERSTER LLP]


                                                           May 26, 2004

Eyetech Pharmaceuticals, Inc.
3 Times Square, 12th Floor
New York, New York 10036

Ladies and Gentlemen:

      At your request, we have examined Registration Statement on Form S-1 (Registration No. 333-115441) filed by Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on May 13, 2004, as amended by Amendment No. 1 thereto filed on May 20, 2004 and Amendment No. 2 thereto filed on May 26, 2004 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 4,439,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), being offered by certain selling stockholders (the "Selling Stockholders").

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Statement.

      As counsel to the Company, we have examined the proceedings taken by the Company in connection with the authorization of the issuance by the Company of the Shares to the Selling Stockholders. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In addition, we have assumed that the Boards of Directors at the time of the issuance of, or ratification of the issuance of, any of the Shares were validly elected. We have also assumed that the Company has been duly organized and is validly existing under the laws of Delaware.

      In connection with this opinion, we have examined originals or copies of the certificate of incorporation and the bylaws, each as amended to date, of the Company and the option agreements pursuant to which a portion of the Shares will be issued. In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

      Based upon and subject to the foregoing, we are of the opinion that (i) the Shares that may be sold by the Selling Stockholders (other than Shares that are issuable upon
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                     [LETTERHEAD OF MORRISON & FOERSTER LLP]


Eyetech Pharmaceuticals, Inc.
May 26, 2004
Page Two


the exercise of options) were duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable; and (ii) the Shares that may be sold by the Selling Stockholders that are issuable upon the exercise of options were duly authorized for issuance by all necessary corporate action on the part of the Company and when issued in accordance with the applicable option agreements in respect thereof, will be validly issued, fully paid and non-assessable.

      We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

      We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto. We also consent to the use of our name in the related prospectus under the heading "Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,



                                         /s/ Morrison & Foerster LLP
                                         ___________________________
                                         Morrison & Foerster LLP